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                                                                     EXHIBIT 8.1

                               WIDERTHAN CO., LTD.

                              List of Subsidiaries

1.   WiderThan Americas, Inc.

2.   PT WiderThan Indonesia

3.   WiderThan UK Ltd.

4.   WiderThan India Private Limited